Articles of Amendment
to
Articles of Incorporation
of

FILED

Immunovative Inc

2013 MAR 13 PM 3:54

(Name of Corporation as currently filed with the Florida Dept. of State)

P01000039737

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

TAURIGA SCIENCES, INC. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

39 Old Ridgebury Road, Suite C4
Danbury, CT
06810

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____
____
____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ____________________

____
(Florida street address)

New Registered Office Address: ____________________, Florida __________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change PT John Doe

X Remove V Mike Jones

X Add SV Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	_____	____________________	____________________
____ Add			____________________
____ Remove			____________________
2) ____ Change	_____	____________________	____________________
____ Add			____________________
____ Remove			____________________
3) ____ Change	_____	____________________	____________________
____ Add			____________________
____ Remove			____________________
4) ____ Change	_____	____________________	____________________
____ Add			____________________
____ Remove			____________________
5) ____ Change	_____	____________________	____________________
____ Add			____________________
____ Remove			____________________
6) ____ Change	_____	____________________	____________________
____ Add			____________________
____ Remove			____________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article 1 shall be deleted in its entirety and be replaced with the following:

"The Name of the Corporation is 'Tauriga Sciences, Inc' (the "Corporation")

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: March 12tn 2013

Effective date if applicable: March 15th 2013

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 03/12/2013

Signature Seth M. Shaw

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Seth M. Shaw

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on March 13, 2013, for IMMUNOVATIVE, INC. changing its name to TAURIGA SCIENCES, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is P01000039737.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Eighth day of April, 2013

Ken Detzner

Ken Detzner
Secretary of State

CR2EO22 (1-11)